SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of February 23, 2011, among DUFF & PHELPS, LLC, a Delaware limited liability company (the “Borrower”), DUFF & PHELPS ACQUISITIONS, LLC (“Holdings”), CHANIN CAPITAL PARTNERS LLC (“Chanin”), and RASH & ASSOCIATES, L.P. (“Rash” and together with Holdings and Chanin, each a “Guarantor” and together the “Guarantors”), BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer (as such terms are defined in the Credit Agreement defined below), and each of the Lenders (as defined in the Credit Agreement defined below) signatory hereto.

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent, the L/C Issuer and the Lenders have entered into that certain Credit Agreement dated as of July 15, 2009 (as from time to time amended, modified, supplemented, restated, or amended and restated, the “Credit Agreement”; capitalized terms used in this Amendment not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement), pursuant to which the L/C Issuer and the Lenders have made available to the Borrower certain Committed Loans; and

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders make certain adjustments to the Consolidated Fixed Charge Coverage Ratio definition in the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendment to Credit Agreement: New Defined Term.  The following new defined term is hereby inserted into Section 1.02 of the Credit Agreement in the appropriate alphabetical order:

“‘2011 Redemption’ means the redemption of certain of Holdings’ units, provided that such redemption shall occur during the 2011 calendar year and provided further that no Loans (other than any outstanding Letters of Credit) shall be requested or outstanding under this Agreement at the time of any such redemption.”

2. Amendment to Credit Agreement: Restated Defined Term.  The following defined term set forth in Section 1.02 of the Credit Agreement is hereby amended and restated as follows:

“‘Consolidated Fixed Charge Coverage Ratio’ means, as of any date of determination, the ratio of (a) Consolidated EBITDA minus, without duplication, (i) Capital Expenditures, (ii) United States federal income taxes or other taxes measured by net income paid by Holdings and its Subsidiaries and distributions made to the holders of Equity Interests of Holdings for the payment of such taxes and (iii) cash Restricted Payments to Persons other than another Group Member (other than (A) Restricted Payments described in part (ii) above, (B) Restricted Payments made with proceeds of a substantially concurrent sale of Equity Interests of Holdings or DPC and (C) Restricted Payments excluded pursuant to the last sentence of this definition), in each case for the period of the four prior fiscal quarters ending on such date, to (b) Consolidated Fixed Charges for the period of the four prior fiscal quarters ending on such date.  The amounts described in clauses (a)(i), (a)(ii), and (a)(iii) above for the three (3) fiscal quarters most recently ended prior to the Closing Date for which financial statements are available are set forth on Schedule 1.02.  For purposes of calculating the Consolidated Fixed Charge Coverage Ratio, the following shall be excluded: (A) for any four fiscal quarter period which includes the second fiscal quarter of 2009, (i) Restricted Payments consisting of the redemption by Holdings of 4,550,000 of its New Class A Units which occurred in May of 2009 and (ii) the repayment in full on or about May 22, 2009 of all principal amounts outstanding under the Amended and Restated Credit Agreement, dated as of July 30, 2008, among the Borrower, Holdings, the lenders and L/C issuers party thereto and General Electric Capital Corporation as administrative agent and collateral agent; and (B) for any four fiscal quarter period which includes one or more dates on which any part of the 2011 Redemption is made, cash Restricted Payments consisting of that portion of the 2011 Redemption made by Holdings during such period, which Restricted Payments shall not in an aggregate exceed $20,000,000.”

3. Effectiveness; Conditions Precedent.  The effectiveness of this Amendment shall be conditioned upon the Administrative Agent’s receipt of two (2) counterparts of this Amendment, duly executed by the Borrower, the Administrative Agent, the L/C Issuer and the Required Lenders.

4. Representations and Warranties.  In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

(a) After giving effect to this Amendment, the representations and warranties made by the Borrower and each other Loan Party in Article V of the Credit Agreement and in each of the other Loan Documents, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, provided, however, that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement are deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement;

(b) This Amendment has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally; and

(c) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

5. Reaffirmation of Guaranty.  Each of the Guarantors hereby expressly: (a) consents to the execution by the Borrower, the Administrative Agent, the L/C Issuer and each of the Lenders of this Amendment; (b) acknowledges that the Obligations referred to in and guaranteed by the Guaranty include all of the obligations and liabilities owing from time to time by the Borrower to the Administrative Agent, the L/C Issuer and each of the Lenders, including, but not limited to, the obligations and liabilities of the Borrower to the Administrative Agent, the L/C Issuer and each of the Lenders under and pursuant to the Credit Agreement, as amended from time to time, and as evidenced by the Note, as modified, extended, and/or replaced from time to time; (c) acknowledges that such Guarantor does not have any set-off, defense or counterclaim to the payment or performance of any of the obligations of the Borrower under the Credit Agreement or such Guarantor under the Guaranty; (d) reaffirms, assumes and binds itself in all respects to all of the obligations, liabilities, duties, covenants, terms and conditions that are contained in the Guaranty; (e) agrees that all such obligations and liabilities under the Guaranty shall continue in full force and that the execution and delivery of this Amendment to, and its acceptance by, the Bank shall not in any manner whatsoever (i) impair or affect the liability of any Guarantor to the Administrative Agent, the L/C Issuer or any of the Lenders under the Guaranty, (ii) prejudice, waive, or be construed to impair, affect, prejudice, or waive the rights and abilities of the Administrative Agent, the L/C Issuer or any of the Lenders at law, in equity or by statute, against any Guarantor pursuant to the Guaranty, and/or (iii) release or discharge, nor be construed to release or discharge, any of the obligations and liabilities owing to the Administrative Agent, the L/C Issuer or any of the Lenders by any Guarantor under the Guaranty; and (f) represents and warrants that each of the representations and warranties made by such Guarantor in any of the documents executed in connection with the Loan remain true and correct as of the date hereof.

6. Entire Agreement.  This Amendment, together with all the Loan Documents and all related amendments, consents, waivers, and other similar documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter.  No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty.  Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to any other party in relation to the subject matter hereof or thereof.  None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.

7. Full Force and Effect of Agreement.  Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms.

8. Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

9. GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, AND SHALL BE FURTHER SUBJECT TO THE PROVISIONS OF SECTION 10.15 OF THE CREDIT AGREEMENT.

10. Enforceability.  Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

11. References.  All references in any of the Loan Documents to the Credit Agreement (whether as “Credit Agreement” or “Agreement,” as applicable based on the context) shall mean the Credit Agreement, as amended, supplemented or modified hereby.

12. Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, the L/C Issuer and each of the Lenders, and their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in Section 10.06 of the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

DUFF & PHELPS, LLC
as the Borrower

By:	/s/ Jacob Silverman
Name:	Jacob Silverman
Executive Vice President

Signature Page to Second Amendment to Credit Agreement

DUFF & PHELPS ACQUISITIONS, LLC
as Guarantor

By:	/s/ Jacob Silverman
Name:	Jacob Silverman
Title:	Executive Vice President

CHANIN CAPITAL PARTNERS LLC
as Guarantor

By:	/s/ Jacob Silverman
Name:	Jacob Silverman
Title:	Executive Vice President

RASH & ASSOCIATES, L.P.
as Guarantor

By:	Rash Acquisition GP, its general partner

By:	/s/ Jacob Silverman
Name:	Jacob Silverman
Title:	Executive Vice President

Signature Page to Second Amendment to Credit Agreement

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Elizabeth Brant
Name:	Elizabeth Brant
Title:	Assistant Vice President

BANK OF AMERICA, N.A.,
as a Lender and L/C Issuer

By:	/s/ Elizabeth Brant
Name:	Elizabeth Brant
Title:	Assistant Vice President

Signature Page to Second Amendment to Credit Agreement